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                                                                    EXHIBIT 4.4

                              INVESTMENT INTENT
                                     AND
                            NON-DISTRIBUTION LETTER


Phoenix International Ltd., Inc.
900 Winderley Place
Suite 140
Maitland, FL 32751

            Re: Purchase of ___________ shares of Class E Common Stock-Non Voting of Phoenix International Ltd., Inc.


     This letter is to acknowledge that the undersigned, individually or as a duly authorized officer of a corporate investor, ("Purchaser"), has been advised by you and understands that neither the above shares nor any other shares of Phoenix International Ltd., Inc. ("Corporation") of the same class are being registered under the Securities Act of 1933, as amended, (Act) it being the intent of the Corporation to issue such shares under Regulation D,
Section 4(2) and/or Section 3(a)(11), as applicable, of the Act and any applicable state securities act relating to the limited offer and sale of securities.

     Purchaser has been advised and understands that, as a purchaser of unregistered securities, Purchaser bears the economic risk of its investment for an indefinite period of time because the securities cannot be sold unless they are subsequently registered or sold pursuant to an exemption from registration. Purchaser further acknowledges that Purchaser has both the knowledge and experience in financial matters sufficient to evaluate such purchase and that Purchaser is able to bear the economic risk of the purchase.

     Purchaser acknowledges and understands that the certificate or certificates evidencing the above-enumerated shares will bear a legend stating that such shares have not been registered under the Act and setting forth or referring to the restrictions on transferability listed here. Purchaser further understands that the Corporation will issue stock-transfer instructions to its transfer agent, if any, or, if the Corporation transfers its own shares, it will make a notation as to the transfer in its records.

     Purchaser has been advised and understands that the Corporation's reliance on the above exemption from registration is dependent on its execution of the statement that it will not sell the securities without registration under the Securities Act of 1933, or without exemption therefrom, and the Corporation's reliance on the exemption is dependent upon this agreement and upon the truth of the representation set forth herein.

      With such understanding Purchaser hereby represents, warrants and agrees that:

     1. It is acquiring these shares for investment for its own account only, and not with the view to reselling them. It does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of the shares unless and until Purchaser determines at some future undetermined date, on the basis of information not currently at its disposal or upon conditions not currently existing, that such resale or disposition is advisable.

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     2. In no event will Purchaser sell such shares without prior registration under the Securities Act of 1933, as amended, unless such sale is pursuant to a valid exemption, including without limitation that exemption established in Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     3. During the course of the transaction and prior to purchase of the securities, Purchaser has been provided regular communications regarding the operations of the Corporation. Purchaser has been afforded the opportunity to ask questions of, and did receive satisfactory answers from Bahram Yusefzadeh, President of the Corporation, concerning the terms and conditions of the offering and has received such additional financial information as Purchaser deemed necessary to make the decision to purchase the shares to verify the accuracy of such information.

     4. Purchaser hereby agrees to indemnify and hold harmless the Corporation, its officers, directors, agents, including Corporation's counsel, Pleus, Adams, Davis & Spears, P.A., representatives, and other shareholders from and against any and all loss, cost, expense (including attorneys' fees), damages, fees or liabilities (contingent or absolute, known or unknown) arising out of any breach of any representation, warranty or agreement made herein. Purchaser agrees that this indemnity shall survive its sale, transfer or disposal of the shares of Common Stock.

     5. Purchaser warrants that it will pay the purchase price for the shares of Common Stock from its current funds and will not obtain or borrow such funds from any other person or entity.

     6. Purchaser will execute the Stockholders' Agreement.

     7. Purchaser is a current shareholder of the Corporation, or, alternatively, Purchaser is an officer or shareholder of the corporate shareholder.

     If the Corporation files a registration statement under the Securities Act of 1933, or any successor statute then in effect, covering a sale or issuance by the Corporation or any stockholder of the Corporation of shares of the common stock of the Corporation, the Corporation will mail to each shareholder who is a party to this agreement, at its address as then contained in the stock transfer records of the Corporation, written notice of intent to file a registration statement. Within forty-five (45) days after the mailing of such notice, any shareholder may deliver a written request to the Corporation setting forth the number of common shares it would like to dispose of and the Corporation shall use its best efforts to include such shares in the registration statement and related underwriting arrangements. However, no such effort need be made if, in the opinion of counsel for the Corporation and such shareholders, the disposition of such shares is exempt from registration at that time. If the offering by the Corporation is underwritten, any shares disposed of pursuant to this provision will be underwritten by the same underwriter or underwriters on the same basis as other shares included in the offering. In the event the managing underwriter or underwriters should refuse to include all of the shares offered for disposition hereunder, the Corporation may limit the number of shares which may be offered by shareholders hereunder to a percent, as established by the Corporation, of the total of shares being registered and offered in the underwriting, and may allocate on a pro rata basis the number of shares that may be offered by each stockholder hereunder. If the offering is not completed within one hundred eighty (180) days after the


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effective date of the registration statement, the Corporation may deregister any unsold portion thereof.

     The Corporation shall have complete control of any registration subject to this provision, including the contents of the registration statement and any underwriting or other agreements related to it, and shall bear all expenses and fees, other than registration fees, incurred in connection with its obligations hereunder. Each shareholder agrees to cooperate with the Corporation in the preparation and filing of any registration statement, and shall make the customary agreements, representations, warranties, and indemnifications to the underwriters with respect to any shares included in an underwriting under this agreement.

     Nothing contained here shall be seemed to prevent the inclusion in any registration or offering of shares of the Corporation held by shareholders who are not parties to this agreement.

     Purchaser authorizes the Corporation and its counsel to rely upon the above representations, warranties and agreements for all purposes relating to the shares of Common Stock.

Dated:______________, 1994          Purchaser:

                                    Name of Entity: (If Applicable)

                                    -----------------------------------
                                    By:
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                                    Name:
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                                    Title:
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